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                                                                    EXHIBIT 21.1

                         HARMONIC INC. AND SUBSIDIARIES

                         SUBSIDIARIES OF THE REGISTRANT

THE FOLLOWING TABLE SHOWS CERTAIN INFORMATION WITH RESPECT TO THE ACTIVE SUBSIDIARIES OF THE COMPANY AS OF DECEMBER 31, 2002

NAME                                   STATE OR OTHER            PERCENT OF VOTING
                                       JURISDICTION OF           SECURITIES OWNED
                                       INCORPORATION             BY HARMONIC
Harmonic (Asia Pacific) Ltd.           Hong Kong, China             100%
Harmonic Data Systems Ltd.             Israel                       100%
Harmonic Europe S.A.S.                 France                       100%
Harmonic Germany GmbH                  Germany                      100%
Harmonic International Inc.            U.S.A.                       100%
Harmonic International Limited         Bermuda                      100%
Harmonic Lightwaves (Israel) Ltd.      Israel                       100%
Harmonic (UK) Ltd.                     United Kingdom               100%

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